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                                                                       EXHIBIT V

                             A. L. INDUSTRIER AS

                              POWER OF ATTORNEY

            On behalf of A. L. Industrier AS (the "Company"), Einar W. Sissener as Chairman and Roald Jotun as President of the Company, hereby constitute and appoint Glen E. Hess, Frederick A. Tanne and Stephen P.H. Johnson (each, an "Attorney"), and each of them, as its true and lawful representatives and attorneys-in-fact, with full power and authority in its name, place, stead, and capacity as officers of the Company, to make, execute, sign, acknowledge and deliver, record or file on its behalf any filings under Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, required of the Company in connection with the Company's beneficial ownership of the common stock of Alpharma Inc. and to take such other actions related thereto as such Attorney in his judgment determines to be advisable.

            The Company hereby empowers each Attorney acting pursuant hereto to determine in his discretion the time when, purpose for and manner in which any power herein conferred upon them shall be exercised, and the conditions, provisions and covenants of any instruments or documents which may be executed by him pursuant hereto and to take any action which such Attorney determines to be advisable to carry out this Power of Attorney.

Dated: February 18, 1997

                                          A. L. INDUSTRIER AS

                                          By:     /s/ Einar W. Sissener
                                                ---------------------------
                                          Name:   Einar W. Sissener
                                          Its:    Chairman


                                          By:     /s/ Roald Jotun
                                                ---------------------------
                                          Name:   Roald Jotun
                                          Its:    President